Exhibit 10.2

December 18, 2017

Hamilton E. James
Chairman of the Board
Costco Wholesale Corp.

RE: Extension of Term

Dear Tony:
As provided for under section 7(b) of the Executive Employment Agreement, effective January 1, 2017, between Costco Wholesale Corp. and me, this letter will confirm an extension of the term through and including December 31, 2018. Please countersign below to indicate acceptance on behalf of the Company.
Very truly yours,

/s/ W. CRAIG JELINEK
W. Craig Jelinek
President and CEO
12/18/2017

Costco Wholesale Corp.
/s/ HAMILTON JAMES
Hamilton E. James
Chairman of the Board
12/18/2017

Cc: John Stanton